Exhibit 10.1

September 11, 2022

CONFIDENTIAL

STEVEN K. BIXLER

993 PINE RD

CARLISLE, PA 17015-9373

Dear Steve,

On behalf of Rite Aid, I am pleased to offer you the position of SVP, Chief Accounting Officer. We feel that your skills and background will continue to be an asset to our team.

The following is a summary of your executive package:

▪	You will be employed by the company on a full-time basis as SVP, Chief Accounting Officer effective January 13, 2023.

▪	Your new salary will be the gross annual sum of $290,000 to be paid bi-weekly in the amount of approximately $11,153.84 (subject to taxes and other applicable withholdings).

▪	You will be eligible for an annual target bonus of 50% of your base salary, prorated for the current year and based on Rite Aid achieving pre-determined annual corporate and group objectives in the fiscal year. (For the current plan year, you must be in position for three fiscal periods to be eligible).

▪	You will be recommended for participation in the Executive Equity Program on the next issue date applicable to the SVP, Chief Accounting Officer role. Your target LTI award is 75% of your base salary. However, eligibility does not guarantee an award each year, as awards at this level are discretionary and limited based on company performance.

▪	As a senior member, you will be eligible for discretionary paid time off (DPTO). This plan does not have pre-defined limits on the number of days that associates can take off in a year and time off does not accrue.

▪	By signing below, you understand and agree that Pennsylvania law governs this offer letter as well as your employment relationship with the Company and that you are an employee-at-will. Any claim or lawsuit related to this offer letter or employment relationship with the Company will be venued in the state or federal courts in the Commonwealth of Pennsylvania notwithstanding its conflicts of law’s provisions.

▪	This offer will expire three days after delivery.

We look forward to you continuing to be a valuable a part of our team. Your signature below indicates you have read and understand the contents of this letter and accept our offer. If you have any questions, please do not hesitate to contact me.

Sincerely,

Matthew Schroeder

Chief Financial Officer

I hereby acknowledge and accept these terms, conditions, and confirm this letter is not an employment contract and when hired I will be considered an at-will employee.

Steven K. Bixler	9/12/2022
(NAME)	(DATE)

/s/ Steven K. Bixler
(SIGNATURE)